UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2017

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO		64836
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of 2017 Individual Performance Goals

On February 20, 2017, the Compensation Committee adopted individual performance goals (“IPGs”) for our named executive officers. We expect that 20% of each executive’s cash award under our 2014 Key Officers Incentive Plan will be based on the achievement of the IPGs and will be included in the 2017 award formula adopted by the Committee at the end of March 2017. The IPGs for our named executive officers1 for 2017 are:

Karl G. Glassman: Strategic planning and succession planning;

Matthew C. Flanigan: Strategic planning, information technology improvements, succession planning and efficiency initiatives;

Perry E. Davis: Growth initiatives and succession planning; and

Jack D. Crusa2: Mr. Crusa was not assigned IPGs for 2017.

[1]	David S. Haffner was the Company’s Board Chair and Chief Executive Officer through December 31, 2015. He was not employed by the Company after this date. As such, he did not receive IPGs for 2017.
[2]	As previously reported, Mr. Crusa notified the Company that his retirement date is expected to be December 31, 2017. As determined in January 2017, as part of Mr. Crusa’s retirement transition, he will participate in the Company’s Key Management Incentive Compensation Plan (the “KMICP”), which is a cash bonus plan for non-executive officers. The award formula for the KMICP is expected to be adopted in March 2017. Historically, the KMICP has had performance objectives based on Return on Capital Employed (70% relative weight) and Free Cash Flow (30% relative weight).

The achievement of the IPGs is measured by the following schedule.

Individual Performance Goals Payout Schedule

(1-5 scale)

Achievement	Payout
1 – Did not achieve goal	0%
2 – Partially achieved goal	50%
3 – Substantially achieved goal	75%
4 – Fully achieved goal	100%
5 – Significantly exceeded goal	up to 150%

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 21, 2017, the Board of Directors of the Company, on recommendation of the Nominating & Corporate Governance Committee, approved an amendment and restatement of the Company’s Bylaws, to implement proxy access as a means for the Company’s shareholders to include shareholder-nominated director candidates in the Company’s proxy materials for its annual meeting of shareholders if certain qualifying conditions are met, and make certain refinements and conforming changes to the advance notice provisions for the requirements for shareholder business at an annual meeting contained in Section 1.2(b) of the Bylaws, and shareholder nominations contained in Section 2.2(b) of the Bylaws, and make certain other updates. The amendments were effective upon approval, with proxy access first being available for the Company’s 2018 Annual Meeting of Shareholders.

The amended Bylaws add new Section 2.2(e) that permits a qualifying shareholder, or a group of up to 20 such shareholders, owning at least three percent of the Company’s outstanding stock continuously for at least three years to nominate, and include in the Company’s annual meeting proxy materials, qualifying director nominees constituting up to the greater of two directors or 20% of the Board, provided that the shareholders and nominees satisfy the eligibility, procedural and other requirements specified in the Bylaws. The Board’s decision to adopt the proxy access amendments followed the Board’s review of evolving governance practices and engagement with shareholders.

With respect to the advance notice provisions, in addition to conforming changes to reflect proxy access, the Bylaws were updated to provide a mechanism for updates and supplements of required information to ensure that the information provided in such notice is true and correct not only as of the date originally received by the Company, but also as of the record date for the annual meeting of shareholders and as of the specified date prior to the annual meeting.

The amended Bylaws also provide that special meetings of the Board of Directors may be called by any of the Board Chair, the Lead Director, the Chief Executive Officer, the President or at the written request of three or more directors.

The preceding summary is qualified in its entirety by reference to the Bylaws, as amended through February 21, 2017. The Bylaws, as amended, and a copy of the amended provisions marked to show changes from the prior provisions, are included as Exhibits 3.2.1 and 3.2.2, respectively, to this Current Report on Form 8-K and are incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.2.1*	Bylaws of the Company, as amended through February 21, 2017

3.2.2*	Sections 1.2(b)(3), 2.2(b)(3), 2.2(e)–(g) and 2.4(b) of the Bylaws of the Company, as amended through February 21, 2017, marked to show changes from the prior Bylaw provisions, as amended through November 3, 2015

10.1*	Summary Sheet of Executive Cash Compensation

*	Filed with this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: February 22, 2017	By:	/S/ Scott S. Douglas
Scott S. Douglas
Senior Vice President – General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.2.1*	Bylaws of the Company, as amended through February 21, 2017

3.2.2*	Sections 1.2(b)(3), 2.2(b)(3), 2.2(e)-(g) and 2.4(b) of the Bylaws of the Company, as amended through February 21, 2017, marked to show changes from the prior Bylaw provisions, as amended through November 3, 2015

10.1*	Summary Sheet of Executive Cash Compensation

*	Filed with this Form 8-K.

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